Exhibit 10.2

GLOBAL AMENDMENT TO

GRANT NOTICES AND AWARD AGREEMENTS

UNDER THE AMENDED AND RESTATED

ROSEHILL RESOURCES INC.

LONG-TERM INCENTIVE PLAN

This Global Amendment to Grant Notices and Award Agreements under the Amended and Restated Rosehill Resources Inc. Long-Term Incentive Plan is hereby adopted by Compensation Committee (the “Committee”) of the board of directors of Rosehill Resources Inc., a Delaware corporation (the “Company”), as of July 23, 2018 (the “Effective Date”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Amended and Restated Rosehill Resources Inc. Long-Term Incentive Plan (as it may be further amended, restated, supplemented or otherwise modified from time to time, the “Plan”).

WHEREAS, the Company has previously granted Restricted Stock Units and Performance Share Units under the Plan to Participants pursuant to the terms and conditions of Restricted Stock Unit Grant Notices and Restricted Stock Unit Agreements, Performance Share Unit Grant Notices and Performance Share Unit Agreements, and Cash-Settled Restricted Stock Unit Grant Notices and Cash-Settled Restricted Stock Unit Agreements, as applicable, between the Company and each such Participant (collectively, the “Outstanding Award Agreements”);

WHEREAS, pursuant to the Plan and the Outstanding Award Agreements, the terms and conditions of the Outstanding Award Agreements may be amended without the consent of any Participant, provided that such amendment does not materially reduce the rights of any Participant who holds an Award subject to such amendment; and

WHEREAS, the Committee desires to amend each Outstanding Award Agreement to provide for accelerated vesting under certain circumstances as set forth herein.

NOW, THEREFORE, in consideration of the foregoing, effective as of the Effective Date, the Outstanding Award Agreements are hereby amended as follows:

1. Notwithstanding anything to the contrary in any Outstanding Award Agreement:

(a) With respect to each Award expressly described on Schedule A hereto:

(i) such Award shall immediately become fully vested (determined based on target performance for awards then subject to a performance requirement (other than continued employment or service by the Participant)) if the employment of the Participant holding such Award is terminated by the Company or any of its Affiliates without Cause (as defined in the applicable Outstanding Award Agreement) or for Good Reason (as defined in the applicable Outstanding Award Agreement) within the 24-month period following the consummation of a Change in Control (as defined below);

(ii) such Award shall immediately become fully vested (determined based on target performance for awards then subject to a performance requirement (other than continued employment or service by the Participant)) in the event such Award is not assumed, exchanged, substituted or otherwise continued in connection with or immediately following the consummation of a Change in Control so long as the Participant holding such Award remains continuously employed by the Company or one of its Affiliates through the date on which such Change in Control is consummated; and

(iii) such Award shall immediately become vested (determined based on target performance for awards then subject to a performance requirement (other than continued employment or service by the Participant)) upon the termination of the applicable Participant’s employment with the Company or an Affiliate due to such Participant’s Disability (as defined below) or death; provided, however, that if any such Award is subject to a performance requirement (other than continued employment or service by the Participant), then the target number of shares of Stock subject to such Award shall immediately become vested on the date of such termination.

(b) With respect to each Award that is not expressly described on Schedule A:

(i) such Award shall immediately become fully vested (determined based on target performance for awards then subject to a performance requirement (other than continued employment or service by the Participant)) if the employment of the Participant holding such Award is terminated by the Company or any of its Affiliates without Cause (as defined below) within the 24-month period following the consummation of a Change in Control (as defined below);

(ii) such Award shall immediately become fully vested (determined based on target performance for awards then subject to a performance requirement (other than continued employment or service by the Participant)) in the event such Award is not assumed, exchanged, substituted or otherwise continued in connection with or immediately following the consummation of a Change in Control so long as the Participant holding such Award remains continuously employed by the Company or one of its Affiliates through the date on which such Change in Control is consummated; and

(iii) such Award shall immediately become fully vested (determined based on target performance for awards then subject to a performance requirement (other than continued employment or service by the Participant)) upon the termination of the applicable Participant’s employment with the Company or an Affiliate due to such Participant’s Disability (as defined below) or death; provided, however, that if any such Award is subject to a performance requirement (other than continued employment or service by the Participant), then the target number of shares of Stock subject to such Award shall immediately become vested on the date of such termination.

2. As used herein, the term “Change in Control” shall mean the occurrence of any of the following events:

(a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of either (x) the then-outstanding shares of Stock (the “Outstanding Stock”) or (y) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, that the following acquisitions shall not constitute a Change in Control: (i) any such acquisition directly from the Company; (ii) any such acquisition by the Company; (iii) any such acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries; (iv) any such acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) identified in Item 12 of the Company’s Form 10-K for the fiscal year ended December 31, 2017 as beneficially owning more than 10% of the Outstanding Stock; or (v) any such acquisition pursuant to a transaction that complies with clauses (i), (ii) and (iii) of paragraph (c) below;

(b) The individuals constituting the Board on the Effective Date (the “Incumbent Directors”) cease for any reason (other than death or disability) to constitute at least majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election, by the Company’s stockholders was approved by a vote of at least two-thirds of the Incumbent Directors (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) will be considered as though such individual were an Incumbent Director, but excluding, for purposes of this proviso, any such individual whose initial assumption of office occurs as a result of an actual or threatened proxy contest with respect to election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a “person” (as used in Section 13(d) of the Exchange Act), in each case, other than the Board, which individual, for the avoidance of doubt, shall not be deemed to be an Incumbent Director for purposes of this definition, regardless of whether such individual was approved by a vote of at least two-thirds of the Incumbent Directors;

(c) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or an acquisition of assets of another entity (a “Business Combination”), in each case, unless, following such Business Combination, (i) the Outstanding Stock and Outstanding Company Voting Securities immediately prior to such Business Combination represent or are converted into or exchanged for securities that represent or are convertible into more than 50% of, respectively, the then-outstanding shares of common stock or common equity interests and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of members of the board of directors or other governing body, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that as a result of such transaction owns the Company, or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), (ii) no individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) sponsored or maintained by the Company or such entity resulting from such Business Combination, beneficially owns, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock or common equity interests of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of the members of the board of directors or other governing body of such entity except to the extent that such ownership results solely from ownership of the Company that existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors or similar governing body of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(d) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award that provides for the deferral of compensation that is subject to the Nonqualified Deferred Compensation Rules, then, to the extent required to avoid the imposition of additional taxes under Section 409A of the Code, the transaction or event described in subsection (a), (b), (c) or (d) above with respect to such Award shall not be considered to be a Change in Control under the Plan for purposes of payment of such Award unless such event also constitutes a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5), and, with respect to the holder of such Award, to the extent required to comply with the Nonqualified Deferred Compensation Rules.

3. As used herein, the term “Disability” shall mean “disability” (or a word of like import) as defined under any written employment agreement entered into by and between the Participant and the Company or an Affiliate, as applicable, or, in the absence of such an agreement or definition, a Disability shall exist if the Participant is unable to perform the essential functions of the Participant’s position (after accounting for any reasonable accommodation, if applicable and required by law), due to an illness or physical or mental impairment or other incapacity that continues, or can reasonably be expected to continue, for a period in excess of 120 consecutive days or 180 days in any 12-month period, whether or not consecutive. The determination of whether the Participant has incurred a Disability shall be made in good faith by the Company.

4. For purposes of Section 1(b)(i) hereof, the term “Cause” shall mean: (a) the Participant’s breach of any applicable Award Agreement or any other written agreement between the Participant and the Company or an Affiliate, including the Participant’s breach of any representation, warranty or covenant made under any such agreement, or the Participant’s breach of any policy or code of conduct established by the Company or an Affiliate and applicable to the Participant; (b) the commission of an act of gross negligence, willful misconduct, breach of fiduciary duty, fraud, theft or embezzlement on the part of the Participant; (c) the commission by the Participant of, or conviction or indictment of the Participant for, or plea of nolo contendere by the Participant to, any felony (or state law equivalent) or any crime involving moral turpitude; or (d) the Participant’s failure or refusal, other than due to disability, to perform the Participant’s obligations pursuant to this Agreement, any employment agreement with the Company or an Affiliate, as applicable, or to follow any lawful directive from the Company, as determined by the Company.

5. Except as expressly amended hereby, each of the Outstanding Award Agreements shall remain in full force and effect and is specifically ratified and reaffirmed.

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SCHEDULE A

•	All outstanding Awards granted to those employees of the Company or any Affiliate providing services to the Company or an Affiliate in the position of Vice President or a more senior position.

SCHEDULE A TO

GLOBAL AMENDMENT TO

GRANT NOTICES AND AWARD AGREEMENTS

UNDER THE AMENDED AND RESTATED

ROSEHILL RESOURCES INC.

LONG-TERM INCENTIVE PLAN